Exhibit 99.1

JOINT FILING AGREEMENT

This will confirm the agreement among the undersigned that the Schedule 13D filed on or about this date and any amendments thereto with respect to beneficial ownership by the undersigned of the class A exchangeable voting shares, no par value of Brookfield Infrastructure Corporation is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

April 8, 2020	BROOKFIELD ASSET MANAGEMENT INC.

	By:	/s/ Jessica Diab
Name: Jessica Diab
Title: Vice President

PARTNERS VALUE INVESTMENTS LP, by its general partner PVI MANAGEMENT INC.

By:	/s/ Leslie Yuen
Name: Leslie Yuen
Title: Director, Finance

PARTNERS LIMITED

By:	/s/ Brian Lawson
Name: Brian Lawson
Title: President

BIPC HOLDING LP, by its general partner BIPC GP HOLDINGS INC.

By:	/s/ Chloe Berry
Name: Chloe Berry
Title: Senior Vice President

BIPC GP HOLDINGS INC.

By:	/s/ Chloe Berry
Name: Chloe Berry
Title: Senior Vice President

BIG HOLDINGS L.P., by its general partner BROOKFIELD INFRASTRUCTURE GROUP LIMITED

By:	/s/ James Rickert
Name: James Rickert
Title: President

BROOKFIELD INFRASTRUCTURE GROUP LIMITED

By:	/s/ James Rickert
Name: James Rickert
Title: President

BAM INFRASTRUCTURE GROUP L.P., by its general partner BAM LIMITED

By:	/s/ Katayoon Sarpash
Name: Katayoon Sarpash
Title: Vice President and Secretary

BAM LIMITED

By:	/s/ Katayoon Sarpash
Name: Katayoon Sarpash
Title: Vice President and Secretary

BROOKFIELD INFRASTRUCTURE PARTNERS L.P., by its general partner BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD INFRASTRUCTURE PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD INFRASTRUCTURE GROUP BERMUDA LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary